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                                                                    EXHIBIT 32.1

                            CERTIFICATION PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
        (SUBSECTIONS (a) AND (b) OF SECTION 1350, CHAPTER 63 OF TITLE 18,
                               UNITED STATES CODE)

     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) (the Act), I, Joel V. Staff, Chairman and Chief Executive Officer of Reliant Resources, Inc. (the Company), hereby certify, to the best of my knowledge:

     (a) the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2003 (the Report), fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

     (b) the information contained in the Report fairly presents, in all material respects, the financial condition, results of operations and cash flows of the Company.


Date: August 13, 2003                                     /s/ Joel V. Staff
                                                     -----------------------
                                                          Joel V. Staff
                                                          Chairman and
                                                     Chief Executive Officer

     The foregoing Certification is being furnished solely pursuant to Section 906 of the Act and is not being filed as part of the Report or as a separate disclosure document.

     A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.



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